                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           RAMSAY YOUTH SERVICES, INC.
               (Exact name of issuer as specified in its charter)

              DELAWARE                                           63-0857352
  (State or other jurisdiction of                             (I.R.S. Employer
   incorporation or organization)                           Identification No.)

                              --------------------
                                 Columbus Center
                          One Alhambra Plaza, Suite 750
                           Coral Gables, Florida 33134
                    (Address of principal executive offices)
                              --------------------
                           RAMSAY YOUTH SERVICES, INC.
                             1999 STOCK OPTION PLAN

                           RAMSAY YOUTH SERVICES, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)
                              --------------------
                                 LUIS E. LAMELA
                                    President
                           Ramsay Youth Services, Inc.
                                 Columbus Center
                          One Alhambra Plaza, Suite 750
                           Coral Gables, Florida 33134
                                 (305) 569-6993
 (Name, address and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                               REBECCA ORAND, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                              --------------------

                         CALCULATION OF REGISTRATION FEE

===================================== =================================== ===================================
                                               Proposed maximum     Proposed maximum
 Title of securities       Amount to be       offering price per   aggregate offering        Amount of
  to be registered          registered            share (1)             price (1)         registration fee
----------------------  -------------------- --------------------- --------------------  -------------------
 Common Stock ($.01        1,350,000 (2)           $1.53125            $2,067,188             $545.74
     par value)
=============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to rule 457 under the Securities Act of 1933, as amended. This fee is calculated on the basis of the average of the high and low prices of the Common Stock on September 12, 2000, as reported on the National Association of Securities Dealers Automated Quotation System.

(2) 1,250,000 shares under the 1999 Stock Option Plan and 100,000 shares under the 1999 Employee Stock Purchase Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  Ramsay Youth Services, Inc. has filed the following documents with the Securities and Exchange Commission (the "Commission"), and these are incorporated herein by reference:

                  (a) Our Annual Report on Form 10-K for the year ended
                      December 31, 1999.

                  (b) Our Quarterly Reports on Form 10-Q for the quarters ended
                      March 31, 2000.

                  (c) Our Current Report on Form 8-K filed August 18, 2000.

                  (d) Our Current Report on Form 8-K filed September 20, 2000.

                  (e) Our Annual Report on Form 10-K/A filed September 21, 2000.

                  (f) All other reports filed by us pursuant to Section 15(a) or
                      15(d) of the Securities Exchange Act of 1934 since
                      January 1, 2000.

                  (g) The description of our Common Stock which is contained in a registration statement on Form 8-A (no. 34-13849) filed September 5, 1985.

                  In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Our Certificate of Incorporation, as amended, includes provisions to eliminate the personal liability of the Company's directors to the fullest extent permitted by the Delaware General


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Corporation Law ("DGCL"). Under current law, such exculpation generally extends to breaches of fiduciary duty, except for (i) breaches of such person's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct, (ii) those instances where an improper personal benefit was received and (iv) the declaration of dividends in violation of applicable law.

                  The Company's By-Laws provide that the Company shall indemnify any person who is or is threatened to be made a party to any action or proceeding by reason of his or her being or having been a director or officer of the Company to the fullest extent permitted by DGCL.

                  It is the position of the Commission that insofar as indemnification for liabilities arising under the Securities Act may be permitted for any director or officer of the Company pursuant to the foregoing provisions as a means of indemnifying any of them against such liabilities, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Ramsay Youth Services, Inc. or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Ramsay Youth Services, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any additional or changed material
information on the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           provided, however, that paragraphs (1)(i) and (1)(ii)
do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the


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

Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoints Luis E. Lamela and Marcio C. Cabrera as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables and State of Florida on the 15th day of September, 2000.

                                                 RAMSAY YOUTH SERVICES, INC.

                                                 By /s/ MARCIO C. CABRERA
                                                 ------------------------------
                                                    Marcio C. Cabrera
                                                    Executive Vice President and
                                                    Chief Financial Officer

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

         Pursuant to the requirements of the Securities and Exchange Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                               Title                            Date
-----------------------------------    ---------------------------------    -----------------------
/s/ PAUL J. RAMSAY                     Chairman of the Board, Director          September 22, 2000
-----------------------------------
Paul J. Ramsay

/s/ LUIS E. LAMELA                     President, Chief Executive               September 14, 2000
-----------------------------------    Officer, Director
Luis E. Lamela

                                       Director
-----------------------------------
Aaron Beam, Jr.

/s/ PETER J. EVANS                     Director                                 September 22, 2000
-----------------------------------
Peter J. Evans

/s/ THOMAS M. HAYTHE                   Director                                 September 21, 2000
-----------------------------------
Thomas M. Haythe

                                       Director
-----------------------------------
Steven J. Shulman

/s/ MICHAEL S. SIDDLE                  Director                                 September 22, 2000
-----------------------------------
Michael S. Siddle

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                                INDEX TO EXHIBITS

    Number                                Description of Exhibit
----------------            ---------------------------------------------------

4.1                  -      Certificate of Incorporation (incorporated by
                            reference to Exhibit 3.3 to the Company's
                            Registration Statement on Form S-2, Registration No.
                            3340762)

4.2                  -      Bylaws (incorporated by reference to Exhibit 3.4 to
                            the Company's Annual Report on Form 10-K for the year ended June 30, 1994)

4.3                  -      Ramsay Youth Services, Inc. 1999 Employee Stock
                            Purchase Plan

4.4                  -      Ramsay Youth Services, Inc. 1999 Stock Option Plan

5.1                  -      Opinion of Greenberg Traurig, P.A.

23.1                 -      Consent of Deloitte & Touche LLP

23.2                 -      Consent of Ernst & Young LLP

23.3                 -      Consent of Greenberg Traurig (contained in
                            Exhibit 5.1)

24.1                 -      Power of Attorney (see "Power of Attorney" in the
                            Registration Statement)

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